UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 10, 2011

Geeknet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11216 Waples Mill Road, Suite 100
Fairfax, VA 22030
(Address of principal executive offices, including zip code)

(877) 433-5638
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

At the 2011 Annual Meeting of stockholders (the “Annual Meeting”) of Geeknet, Inc. (the “Company”) held on May 10, 2011, the stockholders approved a proposal to amend the Company’s 2007 Equity Incentive Plan (the “Plan”) solely to increase the number of shares of Company common stock (“Shares”) reserved for issuance under the Plan by an additional 200,000 Shares.

The Plan, as amended, is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

For information regarding the resignation and election of directors in connection with the approval of a proposal to declassify the Company’s Board of Directors (the “Board”), refer to Item 5.03 of this Form 8-K, which is incorporated by reference into this Item 5.02.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

At the Annual Meeting, the stockholders approved a proposal to amend the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to eliminate the classified Board and to provide instead for the annual election of directors (the “Declassification Amendment”), effective at the Annual Meeting. The Board previously approved the Declassification Amendment and recommended that it be submitted to the Company’s stockholders for approval. The Board also approved an amendment to Article VII.G of our Certificate of Incorporation to delete the supermajority provision that requires 66 2/3% of the outstanding shares of our common stock to remove directors without cause in accordance with the requirements of Delaware law.

In order to immediately declassify the Board at the Annual Meeting following approval of the Declassification Amendment, each of the Company’s directors whose term did not expire at the Annual Meeting tendered his resignation from his Class I or Class III term, as applicable, contingent and effective upon stockholder approval of the Declassification Amendment. As described in Item 5.07, each such director was thereafter elected to the Board to serve for a one year term until the 2012 annual meeting of stockholders.

The amendment to the Certificate of Incorporation are filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

As described in Items 5.02 and 5.03 above, the Company held the Annual Meeting on May 10, 2011. Stockholders of record at the close of business on April 8, 2011 (the “Record Date”) were entitled to vote at the Meeting. As of the Record Date, 6,299,592 shares of the Company’s Common Stock were entitled to vote. A total of 5,175,693 shares of the Company’s Common Stock (82.15%), constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.

The stockholders voted on seven proposals at the Annual Meeting. The proposals are described in detail in the Company’s definitive proxy statement dated April 11, 2011. As Proposal 1 (to amend the Certificate of Incorporation to declassify the Board) was approved, Proposal 2 (to elect nine directors) was submitted to the stockholders and voted upon and Proposal 3 (to elect five Class II directors) was not submitted to the stockholders. The final results for the votes regarding each proposal are set forth below.

Proposal 1: As described in Item 5.03 above, the Company’s stockholders approved the amendment of the Certificate of Incorporation to declassify the Board. The votes regarding this proposal were as follows:

For	Against	Abstain
5,107,368	51,309	17,016

Proposal 2: The Company’s stockholders elected nine directors to the Board to serve for a one year term until the 2012 annual meeting of stockholders. The votes regarding this proposal were as follows:

	For	Withhold
Kenneth G. Langone	3,491,191	55,813
Matthew C. Blank	3.521,769	25,235
Matthew Carey	3,521,024	25,980
Peter A. Georgescu	3,521,286	25,718
Sir Ronald Hampel	3,521,795	25,209
Frank A Riddick, III	3,522,070	24,934
Derek Smith	3,522, 120	24,884
Michael Solomon	3,389,881	157,123
David B. Wright	3,389,332	157,672

Proposal 4: The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011:

For	Against	Abstain	Broker Non-Votes
5,152,157	17,832	5,704	0

Proposal 5: The Company’s stockholders voted, on an advisory basis, to approve executive compensation.

For	Against	Abstain	Broker Non-Votes
3,438,889	20,071	88,044	1,628,689

Proposal 6: The Company’s stockholders indicated their preference, on an advisory basis, that the advisory vote on executive compensation be held annually. The votes regarding this proposal were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
2,624,552	12,476	818,853	91,123	0

Proposal 7: As described in Item 5.02 above, the Company’s stockholders approved an amendment to the Company’s 2007 Equity Incentive Plan. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
3,127,336	328,860	90,808	1,628,689

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restate Certificate of Incorporation of Geeknet, Inc.
10.1(1)	2007 Equity Incentive Plan

(1)	Incorporated by reference from Appendix II of Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 11, 2011 (Commission file number 000-28369).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEEKNET, INC. a Delaware corporation

By:	/s/
Kathryn McCarthy Executive Vice President and Chief Financial Officer

Date:  May 12, 2011

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restate Certificate of Incorporation of Geeknet, Inc.
10.1(1)	2007 Equity Incentive Plan

(1)	Incorporated by reference from Appendix II of Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 11, 2011 (Commission file number 000-28369).